Exhibit 10

Amendment Number 3

to the

Scholastic Corporation

2011 Stock Incentive Plan

Section 4.1 of the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”) is amended by substituting: “7,115,000” for “4,575,000” where it appears therein; and

Subject to the foregoing, the Plan remains in full force and effect in accordance with the terms thereof.

The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 18, 2018.